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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 26, 2000 except for Note 1 which is as of March 31, 2000, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP
San Jose, CA
April 12, 2000